Management Stock Agreement

This Management Stock Agreement (the “Agreement”) is dated effective July 1, 2010 (the “Effective Date”).

BETWEEN:

STRIKER ENERGY CORP., a Company formed pursuant to the laws of the State of Nevada and having an office for business located at 360 Bay Street, Suite 901, Toronto, Ontario, Canada

(the “Company”)

AND:

DAVID TOUSLEY, an individual resident of the State of Kansas whose address is 14610 Pawnee Street, Leawood, KS 66224

(“Tousley”)

WHEREAS:

A)	The Company wishes to align management’s interests with its performance;

B)

Tousley, who is a shareholder of the Company and the Chief Financial Officer of the Company’s operating subsidiary, PediatRx Inc., wishes to demonstrate his commitment to the Company by placing 400,000 shares of the Company’s common stock (the “Performance Shares”) into an account (the “Designated Account”) over which the Company will have sole authority to effect transfer and cancellation pursuant to the terms of this Agreement; and

C)	the Company proposes to agree to effect transfer and cancellation of the Performance Shares from the Designated Account pursuant to the terms of this Agreement.

NOW THEREFORE in consideration of the premises, the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the Company and Tousley hereby covenant and agree as follows:

1.                RECITALS

The Parties acknowledge that the Recitals set forth above are accurate and they are hereby incorporated into this Agreement.

2.                AUTHORITY TO AMEND.

This Agreement shall not be terminated, revoked, rescinded, altered or modified in any respect without the prior consent of the parties hereto. The consent of the Company to any such action shall only be effective if it is given pursuant to the unanimous written and informed consent of the Company’s board of directors.

3.                SHARES NON-TRANSFERABLE.

So long as the Performance Shares remain subject to the terms and conditions hereof, they shall not be sold, pledged, hypothecated, transferred, alienated, assigned or otherwise disposed of, in whole or in part, in any manner whatsoever, without the prior consent of the parties hereto.

4.                VOTING RIGHTS.

The Performance Shares shall be considered to be issued and outstanding shares of the Company and shall enjoy all voting rights accorded to all other issued and outstanding shares of the same class.

5.                PARTICIPATION IN DIVIDEND.

Except as expressly provided to the contrary in this Agreement, the Performance Shares shall enjoy all dividend privileges accorded to all other issued and outstanding shares of the same class.

6.                DIVIDENDS ON DISSOLUTION OR LIQUIDATION.

6.1

If a dividend or distribution paid to holders of the Company’s common stock is in an amount (calculated on a per share basis) that is less than the adjusted price per share of the “highest priced financing” (as hereinafter defined) plus an amount equal to 10% thereof per year (prorated for any partial year) for the period between the closing date of the highest priced financing and the date payment (the “Payment Date”) of the Company’s dividend or distribution, and the dividend or distribution is paid;

(a)	directly or indirectly from the proceeds of, or otherwise as a result of, the dissolution of the Company or of any subsidiary or subsidiaries; or

(b)	directly or indirectly from the proceeds of, or otherwise as a result of, the sale of all or substantially all of the Company’s assets or those of any of its subsidiaries,

then in any such event the Performance Shares shall be cancelled effective as of the moment in time immediately prior to the record date for payment of the dividend or distribution (or, where there is no record date, immediately prior to the time of Payment on the Payment Date).

6.2

If the Company or any of its subsidiaries files (or has filed against it) a proceeding in bankruptcy or any similar insolvency proceeding, or a receiver is appointed in respect of its assets or those of any subsidiary, then the Performance Shares shall be cancelled effective as of the date and time of the filing of such proceeding or appointment.

6.3	Except as set forth in Section 6.1 or 6.2, above, the Performance Shares shall participate in any dividend or distribution paid to the Company’s common shareholders during the term of this Agreement.

6.4

For the purposes of this Section and Section 8.4(d) of this Agreement, the term “highest priced financing” shall mean the financing completed by the Company for the sale of equity (or securities convertible into equity) that has generated the highest price per share.

7.                STOCK SPLITS OR OTHER RECLASSIFICATION.

Any shares issued to Tousley pursuant to a stock split or reclassification of Performance Shares shall be held in the Designated Account, and such additional shares shall be subject to the terms and conditions of this Agreement. Similarly, any and all distributions of shares issued by reason of the ownership of the Performance Shares, shall likewise be held in the Designated Account, subject to the terms and conditions of this Agreement.

8.              TRANSFER OF PERFORMANCE SHARES.

8.1

The term “Performance Shares” as used in this Agreement shall describe only those common shares of the Company that are actually held in the Designated Account at the time of reference. For clarity, common shares that have never been deposited into the Designated Account, and common shares that have, at the time of reference, already been transferred out of the Designated Account are not “Performance Shares” for the purposes of this Agreement.

8.2	Transfer of the Performance Shares will be initiated by a written petition a “Petition”) from Tousley to the Company’s board of directors (the “Board”). The petition is to include:

	a)	Designation of the pertinent Performance Milestone,

	b)	Description of the Performance Milestone achieved including supporting documents (i.e. financial statements),

	c)	At the request of the Board, evidence satisfactory to the Board, acting reasonably, that the designated Performance Milestone has been achieved, and

	d)	detailed instructions to transfer a specific number of shares to a specific person, specifying, at a minimum, the name, address and taxpayer identification of the transferee.

If the requested transfer is approved by the unanimous written consent of the Board, the Company’s board of directors will direct the transfer of the Performance Shares described in the petition.

8.3

The Board may cause the transfer to be effected at such time as the Company has been current in its obligations to applicable regulators and compliant with all applicable laws for a period of ninety (90) days prior to the effective date of the transfer of the Performance Shares and any of the terms described in this Section 8.

8.4	The Performance Shares will be subject to transfer as follows (the "Performance Milestones”):

a)

By executing and delivering this Agreement to Tousley, the Company acknowledges that the first Performance Milestone – the acquisition of the rights to market and distribute GRANISOL™ by September 1, 2010 – was timely achieved and the Company hereby consents to the immediate transfer of 133,334 Performance Shares upon the submission of an abbreviated Petition containing only the information required in Section 8.2(d), above.

b)

In the event that the Company achieves the following Performance Milestone for quarters ended not later than December 31, 2011, 133,333 of the Performance Shares, adjusted to account for shares issued pursuant to Section 7 of this Agreement, if applicable (“Tranche A”) are subject to transfer at Tousley’s petition:

	i.	the Company has reported Gross Sales per Share of $0.25, as Gross Sales per Share is defined in SCHEDULE A, and;

c)

In the event that the Company achieves the following Performance Milestones for quarters ended not later than December 31, 2013, 133,333 of the Performance Shares, adjusted to account for shares issued pursuant to Section 7 of this Agreement, if applicable, in addition to Tranche A shares not transferred to date are subject to transfer at Tousley’s petition:

	i.	the Company has reported Gross Sales per Share of $1.11, as Gross Sales per Share is defined in SCHEDULE A and;

	ii.	in the same period as that described in Section 8.3(c)i, the Company has reported EBITDA per Share of $0.20, as EBITDA per Share is defined in SCHEDULE B

or

in the same period as that described in Section 8.3(c)i, the Company has reported Net Income per Share of $0.07, as Net Income per Share is defined in SCHEDULE B and;

d)	In the event that the Company achieves the following Performance Milestone by December 31, 2015, all of the shares held in the Designated Account are subject to transfer at Tousley’s petition:

a binding agreement for the sale of the Company has been reached with the acquirer for a value per share equal to or greater than the adjusted share price of the highest priced financing plus 10% per year for the period between the closing date of the highest priced financing and the effective date of the sale of the Company.

Transfer will be conditional on successful closing of the sale at terms that meet the Performance Milestone described in this Section 8.4(d) . If the sale is not completed, the shares held in the Designated Account will remain subject to this Agreement. If the terms at closing do not meet the Performance Milestone described in this Section 8.4(d) then all of the shares held in the Designated Account will be returned to the Company for cancellation at the moment in time immediately prior to closing.

For the purposes of this Section 8.4(d) of this Agreement, the term “Value” is defined as the total valuation of the Company in an acquisition by a third party or in a merger with a third party (but excluding any vertical or lateral mergers with related parties) plus the value of cash and short-term investments and accounts receivable less the value of debt and accounts payable.

9.                DURATION AND TERMINATION; CANCELLATION.

9.1

This Agreement will expire on December 31, 2016. If by such expiration date the conditions for transfer have not been met, then the Board will direct all shares remaining in the Designated Account to be cancelled. This Agreement will terminate automatically if the Company ceases to exist and no successor becomes a party to this Agreement.

9.2

In the event that Tousley resigns his position, or is terminated for cause as that term is defined in his consulting or employment agreement with the Company or its wholly-owned subsidiary, PediatRx Inc., during the term of this Agreement, then the Company’s board of directors will direct that all shares remaining in the Designated Account be cancelled.

10.                FEES AND ACKNOWLEDGMENT.

The Company will pay fees associated with the Designated Account, fees for transfers from the Designated Account relating to the Performance Shares, and legal fees incurred in connection with any transfer of Performance Shares. Each party to this Agreement will bear responsibility for paying their own fees other than those described in this Section 9.

11.                BINDING AGREEMENT.

The terms and conditions of this Agreement shall be binding on the successors of the parties hereto. Neither party may assign its rights or its obligations under this Agreement without the express written consent of the other party, which consent may be granted or withheld by the other party, in its sole discretion.

GENERAL PROVISIONS

12.                AUTHORIZATION.

Each party represents and warrants that it is fully authorized and empowered to enter into this Agreement and perform its obligations hereunder, and that performance of this Agreement will not violate any agreement between it and any other person, firm or organization nor breach any provisions of its constating documents or governing legislation.

13.                NO OTHER AGREEMENT.

This Agreement and the Schedules hereto cancel and supersede any existing agreement or other arrangement between the Company and Tousley as such agreement or arrangement pertains to the Performance Shares.

14.                COMPLIANCE WITH POLICIES AND LAWS.

Each party will abide by all laws applicable to the Company, in each jurisdiction that the Company does business, including without limitation applicable securities laws, rules and regulations and the rules of any stock exchange or market upon which the Company’s securities are listed or quoted.

15.                GOVERNING LAW.

This Agreement will be construed and interpreted in accordance with the laws of the State of New Jersey applicable therein, and will be treated in all respects as a State of New Jersey contract. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the State of New Jersey with respect to any legal proceedings arising under this Agreement.

16.  NOTICES.

16.1	Any notice in writing required or permitted to be given hereunder must be delivered by courier or personally,

in the case of the Company to:

ATTN: Board of Directors
Striker Energy Corp
360 Bay Street
Suite 901
Toronto, Ontario
M5H 2V6
Fax: 416-352-5239

in the case of Tousley to:

David Tousley
14610 Pawnee Street
Leawood, KS, 66224
USA

16.2	Any notice delivered by courier or personally is effective on the actual date of delivery. Either party may change its address for giving of notices hereunder by notice in writing to the other party.

17.                INDEPENDENT LEGAL ADVICE.

The Company has obtained legal advice concerning this Agreement and has requested that Tousley obtain independent legal advice with respect to this Agreement. Tousley hereby represents and warrants to the Company that he has been advised to obtain independent legal advice, and that, prior to the execution of this Agreement, he has obtained independent legal advice or has, in his discretion, knowingly and willingly elected not to do so

18.                SEVERABILITY.

If any provision contained herein is determined to be void or unenforceable for any reason, in whole or in part, it will not be deemed to affect or impair the validity of any other provision contained herein and the remaining provisions will remain in full force and effect to the fullest extent permissible by law.

19.                 CURRENCY.

Except as expressly provided in this Agreement, all amounts in this Agreement are stated and will be paid in U.S. currency.

20.                FURTHER ASSURANCES.

Each party to this Agreement will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, documents and things as may reasonably be required for the purposes of giving effect to this Agreement which may include, but shall not be limited to, issuance of additional shares, surrender of shares, and making such reports and furnishing such information as shall be deemed advisable or necessary in the premises.

21.                COUNTERPARTS/FACSIMILE EXECUTION.

This Agreement may be executed in several counterparts and each counterpart will together constitute one original document. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement

22.                PARTIES’ ACKNOWLEDGEMENT.

The parties hereto hereby acknowledge that:

  sufficient time was provided to review this Agreement thoroughly;

  the terms of this Agreement and the obligations hereunder have been read and are understood; and

  a copy of this Agreement has been received by each of the parties.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

STRIKER ENERGY CORP.

Per: /s/ Joseph Carusone
       Joseph Carusone, President and CEO

SIGNED, SEALED and DELIVERED by	}
DAVID TOUSLEY in the presence of:	}
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Print Name	}	/s/ David Tousley
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Occupation

SCHEDULE A

Calculation of Gross Sales per Share

Gross Sales is defined as the Company’s total revenue from sales as it is expressed in the Company’s financial statements filed with the SEC.

Gross Sales per Share will be calculated as follows, where the value in line ‘m’ is the defined Gross Sales per Share for the purposes of this agreement.

Quarters ‘A’, ‘B’, ‘C’, and ‘D’ are consecutive quarters filed with the SEC, though not necessarily in the same fiscal or calendar year.

Quarter ‘A’

Gross Sales:	_$_____________	(a)
Weighted Average Shares Outstanding:	_______________	(b)

(a) divided by (b):	_$_____________	(c)

Quarter ‘B’

Gross Sales:	_$_____________	(d)
Weighted Average Shares Outstanding:	_______________	(e)

(d) divided by (e):	_$_____________	(f)

Quarter ‘C’

Gross Sales:	_$_____________	(g)
Weighted Average Shares Outstanding:	_______________	(h)

(g) divided by (h):	_$_____________	(i)

Quarter ‘D’

Gross Sales:	_$_____________	(j)
Weighted Average Shares Outstanding:	_______________	(k)

(j) divided by (k):	_$_____________	(l)

Gross Sales per Share
(c) plus (f) plus (i) plus (l)	_$_____________	(m)

SCHEDULE B

Calculation of EBITDA per Share

EBITDA is defined as the Company’s earnings before interest, tax, depreciation, and amortization as it is expressed in the Company’s financial statements filed with the SEC.

EBITDA per Share will be calculated as follows, where the value in line ‘m’ is the defined EBITDA per Share for the purposes of this agreement.

Quarters ‘A’, ‘B’, ‘C’, and ‘D’ are consecutive quarters filed with the SEC, though not necessarily in the same fiscal or calendar year.

Quarter ‘A’

EBITDA:	_$_____________	(a)
Weighted Average Shares Outstanding:	_______________	(b)

(a) divided by (b):	_$_____________	(c)

Quarter ‘B’

EBITDA:	_$_____________	(d)
Weighted Average Shares Outstanding:	_______________	(e)

(d) divided by (e):	_$_____________	(f)

Quarter ‘C’

EBITDA:	_$_____________	(g)
Weighted Average Shares Outstanding:	_______________	(h)

(g) divided by (h):	_$_____________	(i)

Quarter ‘D’

EBITDA:	_$_____________	(j)

Weighted Average Shares Outstanding:	_______________	(k)

(j) divided by (k):	_$_____________	(l)

EBITDA per Share
(c) plus (f) plus (i) plus (l)	_$_____________	(m)

SCHEDULE C

Calculation of Aggregate Net Income per Weighted Average Share

Net Income is defined as the Company’s earnings after interest, tax, depreciation, and amortization as it is expressed in the Company’s financial statements filed with the SEC.

Net Income per Share will be calculated as follows, where the value in line ‘m’ is the defined Net Income per Share for the purposes of this agreement.

Quarters ‘A’, ‘B’, ‘C’, and ‘D’ are consecutive quarters filed with the SEC, though not necessarily in the same fiscal or calendar year.

Quarter ‘A’
Net Income:	_$_____________	(a)
Weighted Average Shares Outstanding:	_______________	(b)

(a) divided by (b):	_$_____________	(c)

Quarter ‘B’

Net Income:	_$_____________	(d)
Weighted Average Shares Outstanding:	_______________	(e)

(d) divided by (e):	_$_____________	(f)

Quarter ‘C’

Net Income:	_$_____________	(g)
Weighted Average Shares Outstanding:	_______________	(h)

(g) divided by (h):	_$_____________	(i)

Quarter ‘D’

Net Income:	_$_____________	(j)

Weighted Average Shares Outstanding:	_______________	(k)

(j) divided by (k):	_$_____________	(l)

Net Income per Share
(c) plus (f) plus (i) plus (l)	_$_____________	(m)